UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware	6719	52-2301683
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 8.01.     Other Events.
In its proxy statement for the 2006 annual meeting of stockholders, Odyssey Re Holdings Corp. (the “Company”) disclosed that stockholders may communicate with the Company’s independent directors in accordance with procedures described on the Company’s website. On July 11, 2006, the New York Stock Exchange (the “NYSE”) notified the Company that it was deficient in meeting the requirements of Section 303A.03 of the NYSE’s Listed Company Manual for disclosure of the procedure by which interested parties may communicate with non-management directors, and that the Company should specifically state the procedure for such communications, rather than reference the procedure set forth on the Company’s website.
The Company hereby confirms that interested parties may contact the Company’s non-management directors by calling the Company’s corporate governance hotline at 1-800-318-4670 and selecting the first option. In future years, the Company will include this disclosure in its proxy statement.
By specifically stating the procedure that the Company has in place for communicating with non-management directors in this Current Report on Form 8-K, the Company has cured this disclosure deficiency within the period specified by the NYSE.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 12, 2006

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary